Exhibit 99.1

Mersana Therapeutics Provides Business Update and Announces
First Quarter 2024 Financial Results

-	Maximum tolerated dose not yet established in Phase 1 clinical trial of XMT-1660; enrollment in dose escalation and backfill cohorts continuing in parallel; expect to announce initial clinical data and initiate expansion in the second half of 2024

-	Patient recruitment ongoing in Phase 1 clinical trial of XMT-2056; plan to advance dose escalation in 2024

-	Continue to expect capital resources will support current operating plan commitments into 2026

-	Conference call today at 8:00 a.m. ET

CAMBRIDGE, Mass., May 9, 2024 – Mersana Therapeutics, Inc. (NASDAQ: MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today provided a business update and reported financial results for the first quarter ended March 31, 2024.

“In recent months, we presented new preclinical and clinical Dolasynthen data demonstrating our next-generation cytotoxic ADC platform’s potential to reduce adverse events that limit other ADC platforms,” said Martin Huber, M.D., President and Chief Executive Officer of Mersana Therapeutics. “Given this emerging platform profile and the objective responses we have seen to date with XMT-1660, we are continuing to advance Phase 1 dose escalation and backfill cohorts in parallel to optimize our dose, schedule and biomarker prior to initiating expansion. Additionally, we are pleased to have resumed patient recruitment in our Phase 1 clinical trial of XMT-2056 and look forward to advancing dose escalation this year.”

Recent Accomplishments, Strategic Priorities and Expected Milestones

XMT-1660: Mersana continues to advance its Phase 1 clinical trial of XMT-1660, the company’s lead Dolasynthen ADC candidate targeting B7-H4. The dose escalation portion of the trial is ongoing, a maximum tolerated dose has yet to be established and enrollment of patients in backfill cohorts to optimize dose and schedule continues. Mersana plans to share initial dose escalation and backfill cohort data and initiate the expansion portion of the trial in the second half of 2024.

XMT-2056: In the first quarter of 2024, Mersana reopened clinical sites and resumed patient recruitment for its Phase 1 clinical trial of XMT-2056, the company’s lead Immunosynthen ADC candidate targeting a novel HER2 epitope, following the lifting of a clinical hold on the trial in the fourth quarter of 2023. The company plans to advance dose escalation in this trial in 2024. GSK plc has an exclusive global license option to co-develop and commercialize XMT-2056.

Collaborations: Mersana continues to advance its Johnson & Johnson and Merck KGaA, Darmstadt, Germany collaborations. The Johnson & Johnson collaboration and license agreement focuses on the discovery of novel Dolasynthen ADCs for up to three targets. The Merck KGaA, Darmstadt, Germany collaboration and license agreement focuses on the discovery of novel Immunosynthen ADCs for up to two targets.

Dolasynthen Platform Differentiation: At the European Society of Gynaecological Oncology (ESGO) 2024 Congress in March 2024 and the American Association for Cancer Research (AACR) 2024 Annual Meeting in April 2024, preclinical and clinical data were presented demonstrating a reduction in presumed off-target platform toxicities with an ADC developed utilizing Dolasynthen, the company’s next-generation platform, compared with one developed using the company’s first-generation platform.

First Quarter 2024 Financial Results

●	Cash, cash equivalents and marketable securities as of March 31, 2024 were $183.1 million. Mersana continues to expect that its capital resources will be sufficient to support its current operating plan commitments into 2026.

●	Net cash used in operating activities for the first quarter of 2024 was $32.7 million.

•	Collaboration revenue for the first quarter of 2024 was $9.2 million, compared to $7.8 million for the same period in 2023. The year-over-year change was primarily related to the company’s Johnson & Johnson collaboration, including both research and CMC activities.

•	Research and development (R&D) expenses for the first quarter of 2024 were $18.7 million, compared to $47.3 million for the same period in 2023. Included in the first quarter of 2024 R&D expenses were $2.5 million in non-cash stock-based compensation expenses. The year-over-year decline in R&D expenses was primarily related to reduced costs associated with manufacturing and clinical activities for UpRi and reduced employee compensation following the restructuring announced by the company in July 2023.

•	General and administrative (G&A) expenses for the first quarter of 2024 were $11.6 million, compared to $18.3 million during the same period in 2023. Included in the first quarter of 2024 G&A expenses were $2.1 million in non-cash stock-based compensation expenses. The year-over-year decline in G&A expenses was primarily related to reduced consulting and professional services fees and reduced employee compensation expense following the aforementioned restructuring.

•	Net loss for the first quarter of 2024 was $19.3 million, or $0.16 per share, compared to a net loss of $56.2 million, or $0.52 per share, for the same period in 2023.

Conference Call Reminder

Mersana will host a conference call today at 8:00 a.m. ET to discuss business updates and its financial results for the first quarter of 2024. To access the call, please dial 833-255-2826 (domestic) or 412-317-0689 (international). A live webcast of the presentation will be available on the Investors & Media section of the Mersana website at www.mersana.com, and a replay of the webcast will be available in the same location following the conference call for approximately 90 days.

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company focused on the development of novel antibody-drug conjugates (ADCs) and driven by the knowledge that patients are waiting for new treatment options. The company has developed proprietary cytotoxic (Dolasynthen) and immunostimulatory (Immunosynthen) ADC platforms that are generating a pipeline of wholly-owned and partnered product candidates with the potential to treat a range of cancers. Its pipeline includes XMT-1660, a Dolasynthen ADC targeting B7-H4, and XMT-2056, an Immunosynthen ADC targeting a novel epitope of human epidermal growth factor receptor 2 (HER2). Mersana routinely posts information that may be useful to investors on the “Investors & Media” section of its website at www.mersana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning Mersana’s plans regarding the clinical development of XMT-1660 and XMT-2056, including with respect to the progress and design of the clinical trials of these product candidates; Mersana’s planned data presentations, including with respect to its Phase 1 clinical trial of XMT-1660; Mersana’s cash runway; Mersana’s collaborations with third parties; and the development and potential of Mersana’s product candidates, platforms, technology and pipeline of ADC candidates. Mersana may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, uncertainties inherent in research and development, in the advancement, progression and completion of clinical trials and in the clinical development of Mersana’s product candidates, including XMT-1660 and XMT-2056; the risk that Mersana may face delays in patient enrollment in its Phase 1 clinical trial of XMT-2056; the risk that Mersana may not realize the intended benefits of its platforms, technology and collaborations; and other important factors, any of which could cause Mersana’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in Mersana’s Quarterly Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2024, as well as in other filings Mersana may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Mersana expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Mersana Therapeutics, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands and unaudited)

	March 31, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$183,146	$209,084
Working capital(1)	134,132	150,420
Total assets	198,373	226,060
Total stockholders' equity	27,985	36,904

(1) The company defines working capital as current assets less current liabilities.

Mersana Therapeutics, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except share and per share data, and unaudited)

	Three months ended
	March 31,	March 31,
	2024	2023
Collaboration revenue	$9,245	$7,802

Operating expenses:
Research and development	18,686	47,275
General and administrative	11,560	18,328
Total operating expenses	30,246	65,603
Total other income, net	1,695	1,638
Net loss	$(19,306)	$(56,163)
Net loss per share — basic and diluted	$(0.16)	$(0.52)
Weighted-average number of common shares — basic and diluted	121,424,953	107,514,655

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Contact:

Jason Fredette

617-498-0020

jason.fredette@mersana.com